UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

QUANTA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-056025	81-2749032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3606 W. Magnolia Blvd.
Burbank, CA 91505

(Address of principal executive offices)

Registrant’s telephone number, including area code (818) 940-1617

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	QNTA	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2019, Quanta, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Rights Agreement”) with several purchasers (the “Purchasers”) for an aggregate cash purchase price of up to $500,000 in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder (the “Transaction”).

Pursuant to the Purchase Agreement, the Company may sell up to 5,000,000 shares of the Company’s common stock for $0.10 per share (the “Shares”). Under the Purchase Agreement and Rights Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission covering the Shares within 30 days of the Transaction closing. The Purchase Agreement contains other customary representations, warranties and covenants of the Company.

As part of the Transaction, the Company issued to Livingston Asset Management LLC (the “Placement Agent”) a 10% convertible promissory note in the principal amount of $30,000 (the “Convertible Note”) as a commitment fee for the completion of the transaction and registration of the Shares. The Convertible Note bears interest at a rate of 10% per annum and matures on May 31, 2020. The Placement Agent may, at its option, convert the Convertible Note into shares of the Company’s common stock at a per share conversion price equal to 50% of the lowest closing bid price for the Company’s common stock during the 20 trading days immediately preceding the date the Placement Agent delivers a conversion notice to the Company. The Convertible Note has other features, including, but not limited to, an increased interest rate upon default and adjustments to the conversion price under certain circumstances.

The foregoing descriptions of the Purchase Agreement, Rights Agreement and Convertible Note (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the complete documents attached as exhibits 10.1, 10.2 and 10.3 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Convertible Note represents indebtedness of the Company.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Purchasers are accredited investors (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities, we relied on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder because the securities were issued in a transaction not involving a public offering.

On October 13, 2019, the Company sold 2,000,000 shares of the Company’s common stock for $0.25 per share to an investor in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder because the securities were issued in a transaction not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of November 25, 2019, by and between Quanta, Inc. and the Purchasers Signatory Thereto
10.2	Form of Registration Rights Agreement, dated as of November 25, 2019, by and between Quanta, Inc. and the Purchasers Signatory Thereto
10.3	Ten Percent (10%) Convertible Note, dated as of November 25, 2019, issued by Quanta, Inc. in favor of Livingston Asset Management LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTA, INC.

Date: November 26, 2019	/s/ Eric Rice
Eric Rice
Chief Executive Officer